                                                                    EXHIBIT 99.1

--------------------------------------------------------------------------------

CRESCENT OPERATING, INC.                               PRESS RELEASE

--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE

             CRESCENT OPERATING STOCKHOLDERS APPROVE BANKRUPTCY PLAN


FORT WORTH, TEXAS, MARCH 6, 2003 -- Stockholders of Crescent Operating, Inc. (OTCBB: COPI.OB) ("Crescent Operating" or the "Company") at a special stockholders' meeting today approved a proposed bankruptcy plan of Crescent Operating pursuant to which the Company would be liquidated under Chapter 11 of the United States Bankruptcy Code. Approximately 79.07% of the outstanding shares of Crescent Operating common stock were voted at the special meeting (of the shares present or represented by proxy at the meeting, approximately 99.72% voted in favor of the plan). The Company intends to file its bankruptcy petition with the bankruptcy court in the next few days.


ABOUT THE COMPANY

Crescent Operating is a diversified management company which through various subsidiaries and affiliates, owns, leases or operates a portfolio of assets consisting primarily of an interest in a temperature controlled logistics operating company and an equipment sales and leasing business.


FOR MORE INFORMATION

Jeffrey L. Stevens, Chief Executive Officer, (817) 321-1601